Exhibit 10.94


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                             STOCK ESCROW AGREEMENT

     THIS ESCROW AGREEMENT, dated as of this day of May 8, 1998, between and among Thomas F. Reiner, in his capacity as President and Chief Executive Officer (the "Escrow Agent") of Sparta Surgical Corporation, a Delaware corporation ("Sparta"), Sparta and Thomas F. Reiner ("Reiner");

                                WITNESSETH THAT:

     WHEREAS, Reiner has agreed to the cancellation of certain shares of the common stock, $0.002 par value of Sparta (the "Common Stock") listed on Schedule A hereto, which were to have been issued to him by Sparta for the consideration set forth on such Schedule A (the "Shares");

     WHEREAS, Sparta is issuing to Reiner on or about the date hereof, 952,986 shares of Common Stock, which shares are being issued for the consideration set forth on Schedule A hereto, and which shares are to be held by the Escrow Agent for the benefit of Sparta until the expiration of this agreement, in which case such shares shall be released back to Sparta, or until the occurrence of an earlier condition of release to Reiner, all upon the terms set forth herein;

     NOW, THEREFORE, in consideration of the mutual undertakings contained herein and in consideration for Reiner's agreement to cancel the Shares before issuance, and each party's entering into this Agreement, the parties hereto, intending to be legally bound, agree as follows:

     1. Reiner and Sparta hereby appoint Thomas F. Reiner as the Escrow Agent for the purposes herein.

     2. This Agreement shall be effective for a period of six (6) years from the date hereof (the "Term").


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     3. The securities  being placed in escrow  subject to this Agreement  shall include: (a) the 952,986 shares of Common Stock being issued to Reiner (to be held in his name and as to which Reiner shall be considered the owner for purposes of Rule 144 under the Securities Act of 1933) on or about the date hereof, (b) any stock or cash dividends that may be paid thereon during the term of this Agreement, (c) any additional securities issued through, or by reason of stock split or reverse split (for the sole purpose of keeping the Escrowed Securities from becoming diluted by such issuances), and (d) any other dividends or distributions of any kind with respect to the securities being held subject to escrow under this Agreement. All of the foregoing shall be collectively referred to herein as the "Escrowed Securities".

     Any dividends or distributions of any kind with respect to the Escrowed Securities that may be paid during the term of this Agreement shall be paid to the Escrow Agent and held pursuant to the terms hereof. Such dividends or distributions of any kind with respect to the Escrowed Securities shall be available for distribution in accordance with the provisions of Paragraph 5 hereof.

     4. Upon issuance the certificates evidencing the Escrowed Securities shall be delivered to the Escrow Agent for deposit pursuant to the terms hereof.

     5. The Escrowed Securities shall be held in escrow hereunder until the end of the Term, in which case they shall be released and assigned over to Sparta for cancellation or deposit into Sparta's treasury, or upon the occurrence of any the following conditions:

     (a) Up to 35% of the Escrowed Securities, in the event that Sparta has net sales in excess of $2.4 Million during any fiscal year (as determined from Sparta's audited financial statements), upon Reiner's providing the Escrow Agent with written notice of his intention that such event be grounds for the release of the Escrowed Shares from escrow (which notice may be given at any time, in the sole discretion of Reiner, during the Term);


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     (b)  Up to 70% of the Escrowed  Securities  (less the  percentage of any of the Escrowed Securities previously released), in the event that Sparta has net sales in excess of $2.6 Million during any fiscal year (as determined from Sparta's audited financial statements), upon Reiner's providing the Escrow Agent with written notice of his intention that such event be grounds for the release of the Escrowed Shares from escrow (which notice may be given at any time, in the sole discretion of Reiner, during the Term);

     (c) Up to 100% of the Escrowed Securities (less the percentage of any of the Escrowed Securities previously released), in the event that Sparta has net sales in excess of $2.75 Million during any fiscal year (as determined from Sparta's audited financial statements), upon Reiner's providing the Escrow Agent with written notice of his intention that such event be grounds for the release of the Escrowed Shares from escrow (which notice may be given at any time, in the sole discretion of Reiner, during the Term);

     (d) Up to 50% of the Escrowed Securities (less the percentage of any of the Escrowed Securities previously released), in the event that Sparta has Income from Operations (as hereinafter defined) in excess of $200,000 during any fiscal year (as determined from Sparta's audited financial statements), upon Reiner's providing the Escrow Agent with written notice of his intention that such event be grounds for the release of the Escrowed Shares from escrow (which notice may be given at any time, in the sole discretion of Reiner, during the Term);

     (e) Up to 100% of the Escrowed Securities (less the percentage of any of the Escrowed Securities previously released), in the event that Sparta has Income from Operations (as hereinafter defined) in excess of $300,000 during any fiscal year (as determined from Sparta's audited financial statements), upon Reiner's providing the Escrow Agent with written notice of his intention that such event be grounds for the release of the Escrowed Shares from escrow (which notice may be given at any time, in the sole discretion of Reiner, during the Term);

     (f) Upon any "change in control" of Sparta. A "change in control" occurs upon the occurrence of one of the following events, but only if Reiner notifies Sparta in writing of his intention that such event be treated as a change in control (which notice may be given at any time, in the sole discretion of Reiner, during the Term): (i) An event that would be required to be reported in response to Item 5 (f) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), or any successor thereof, assuming that Sparta was a reporting company or was otherwise required to file reports under the Exchange Act, (ii) Any "person" (as such term is defined in Sections 13 (d) and 14 (d) (2) of the Exchange Act) who is not currently an owner of securities of Sparta, is or becomes the beneficial owner, directly or indirectly, of securities of Sparta representing 20% or more of the combined voting power of Sparta's then outstanding securities pursuant to a tender offer or otherwise, or
          (iii) During any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of Sparta cease for any reason to constitute at least a majority thereof unless the election of each director, who was not a director at the beginning of the period, was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period;


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     (g)  Upon the termination of Reiner's employment with Sparta for any reason
          (including  his   resignation),   or  Reiner's  being   terminated  as
          President, Chief Executive Officer or Chairman of Sparta, upon Reiner's providing the Escrow Agent with written notice of his intention that such event be grounds for the release of the Escrowed Shares from escrow (which notice may be given at any time, in the sole discretion of Reiner, during the Term); and

     (h) If (i) an order is entered for relief against Sparta, or declaring that Sparta is insolvent, or resulting in a finding that Sparta is insolvent, or if Sparta voluntarily files for bankruptcy, or if similar relief is granted with respect to Sparta, under any law now or hereafter in effect relating to bankruptcy, insolvency, relief of debtors, protection of creditors; (ii) a receiver, trustee, custodian, liquidator, assignee, sequestrator or other similar official is appointed for such Sparta or for all or any substantial part of Sparta's property; or (iii) if a proceeding is brought under the federal bankruptcy code, Sparta fails to file a proper answer thereto (including a request that the petitioner post adequate bond under Section 303(e) of said code) within thirty days of receipt of notice of said proceeding, upon Reiner's providing the Escrow Agent with written notice of his intention that such event be grounds for the release of the Escrowed Shares from escrow (which notice may be given at any time, in the sole discretion of Reiner, during the Term).

     The parties agree and acknowledge that in the event Reiner fails to provide any of the written notices specified in subparagraphs (a) through (h), that the condition shall not be considered to have occurred and that the Escrowed Securities shall remain in escrow pursuant to this Agreement. Upon receipt by the Escrow Agent of the required written notice by Reiner which states that one of the conditions referred to in subparagraphs (a) through (h) of this Paragraph 5 have occured (which absent any actual knowledge on the part of the Escrow Agent to the contrary shall be accepted as absolute grounds for release hereunder), the Escrowed Securities shall be shall be released by the Escrow Agent to Reiner. Following the release of the Escrowed Securities hereunder, this Agreement shall terminate and the Escrow Agent shall be relieved of all responsibility hereunder.


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     For purposes of this paragraph 5, the term "Income from  Operations"  shall mean net sales, less cost of goods sold and selling, general and administrative expenses, and shall not have deducted from it any depreciation or amortization expense or any extraordinary charges or expenses.

     6. During the existence of this Agreement, the parties agree that the Escrowed Securities may not in any way be offered for sale, sold, pledged, hypothecated, transferred, assigned or in any other manner disposed of, except as expressly provided for in this Agreement.

     7. During the Term or until such time as all of the Escrowed Securities are released to Reiner, Reiner shall retain full voting power over such shares, which total 952,986 shares.

     8. This Agreement shall inure to the benefit of and be binding upon Sparta,
and  its   successors   and  assigns,   and  Reiner  and  his  heirs,   personal
representatives or assigns.

     9. A legend in substantially the following form has been or will be placed upon any certificate or other document evidencing the Escrowed Securities:

     The securities evidenced by this certificate are subject to restrictions on their sale, pledge, or other transfer as set forth in a certain Stock Escrow Agreement dated May 8, 1998, by and among Sparta Surgical Corporation ("Sparta"), Thomas F. Reiner and the Escrow Agent (as defined thereunder). Sparta will furnish to the record owner of this certificate a copy of said Agreement without charge upon written request to Sparta at its principal place of business. The rights of the holder of this certificate are subject to all of the terms and conditions of such Agreement, by which the holder, by the acceptance of this certificate, agrees to be bound.


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Stop  transfer  instructions  to  Sparta's  transfer  agent have been or will be placed with respect to the Escrowed Securities so as to restrict their sale, pledge or other transfer. The foregoing legend and stop transfer instructions will be placed with respect to any new certificate or document issued upon the presentment of any original certificates or other documents evidencing the Escrowed Securities. Upon the release of any of the Escrowed Securities from the escrow hereunder, the Escrow Agent and/or Sparta shall be required to notify Sparta's transfer agent to remove the legend set forth on the share certificates evidencing those of the Escrowed Securities being released and the transfer agent shall be entitled to rely upon such notification in so doing.

     10. Sparta agrees to indemnify and hold harmless the Escrow Agent and Reiner from any costs, damages, expenses, losses or claims, including attorneys fees, which the Escrow Agent or Reiner may incur or sustain as a result of or arising out of this Agreement or the Escrow Agent's or Reiner's duties relating thereto, and agrees to pay such costs, damages, expenses, losses or claims to the Escrow Agent on demand.

     IN WITNESS WHEREOF, Sparta, Reiner and the Escrow Agent have caused this Escrow Agreement to be executed by their respective authorized agents.

ESCROW AGENT                                        SPARTA SURGICAL CORPORATION


Thomas F. Reiner                                   Allan J. Korn
----------------------------                       ----------------------------
Thomas F. Reiner                                   Allan J. Korn, Director,
                                                   duly authorized


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                                   Schedule A
                                   ----------
    Date of         Number of
Original Issuance     Shares                        Consideration
-----------------     ------                        -------------
   7/25/1997          80,000            Reiner's providing his personal guaranty
                                        in an amount up to $250,000 as to the obligations owing from Sparta to its secured lender NationsCredit Commercial
                                        Corporation

   2/10/1998         198,000            Reiner's   personally   guarantying  the
                                        obligations  owing  from  Sparta to John
                                        Landino for the  purpose of  obtaining a
                                        reasonable   settlement  for  Sparta  in
                                        litigation  with  Landino  and  Reiner's
                                        continued  efforts to advance funding to
                                        Sparta through  $200,000 Credit Facility
                                        between  Reiner and Sparta  pursuant  to
                                        that certain  agreement  dated May 1997,
                                        notwithstanding  the unstable  financial
                                        condition  of Sparta,  and to  otherwise
                                        advance   amounts   to   Sparta,    thus
                                        permitting Sparta to avoid a default penalty with Landino

  2/19/1998          299,986            Reiner's giving personal  guaranty as to
                                        $715,000   of   Sparta's   indebtedness,
                                        including:  Lyon  Credit,   $100,000.00,
                                        7/95,  Computer  Lease;  J&C  Resources,
                                        $165,000.00,  12/17/96, Bridge Loan; J&C
                                        Resources,  $375,000.00, 3/17/97, Bridge
                                        Loan;  and  Mercedes  Benz, $ 75,000.00,
                                        8/4/94, Company Auto Lease

  2/25/1998          150,000            Reiner's  increasing  the  amount of the
                                        Credit Facility between he and Sparta to
                                        $250,000,   due  to  Sparta's  continued
                                        negative   cash   flow  and  loss   from
                                        operations

  4/03/1998           75,000            Reiner's  increasing  the  amount of the
                                        Credit Facility between he and Sparta to
                                        $300,000,   due  to  Sparta's  continued
                                        negative   cash   flow  and  loss   from
                                        operations

  4/09/1998          150,000            Reiner's  increasing  the  amount of the
                                        Credit Facility between he and Sparta to
                                        $400,000,   due  to  Sparta's  continued
                                        negative   cash   flow  and  loss   from
                                        operations